QuickLinks -- Click here to rapidly navigate through this document

Exhibit 21.01

SUBSIDIARIES OF THE REGISTRANT

ACI Worldwide Corp.	Nebraska
Applied Communications (Singapore) Ltd.	Nebraska
ACI Worldwide (Massachusetts) Inc.	Massachusetts
ACI (Brasil) L.L.C.	Nebraska
ACI Worldwide (Brasil) Ltda.	Brazil
ACI Worldwide (Canada) Inc.	Canada
ACI Worldwide (Mexico) S.A. de C.V.	Mexico
Applied Communications (Hong Kong) Limited	Hong Kong
ACI Worldwide (Pacific) Pty. Ltd.	Australia
Insession Labs, Pty. Ltd.	Australia
ACI Worldwide (Asia) Pte. Ltd.	Singapore
ACI Worldwide (Malaysia) Sdn. Bhd.	Malaysia
Visual WEB Solutions (S) Pte. Ltd.	Singapore
ACI Applied Communications (Netherlands) B.V.	Netherlands
ACI Worldwide (New Zealand) Limited	New Zealand
ACI Worldwide de Argentina S.A.	Argentina
ACI Worldwide Korea Yuhan Hoesa	Korea
Insession Technologies B.V.	Netherlands
ACI Worldwide GPC (US) LLC	Nebraska
Applied Communications GPC Limited	Ireland
Applied Communications (Ireland) Limited	Ireland
ACI Worldwide (UK Development) Limited	United Kingdom
ACI Worldwide (Eastern Europe Development) S.R.L.	Romania
MessagingDirect Company	Canada
ACI Worldwide (Texas) LLC	Texas
TSA Subco Company	Canada
MessagingDirect (U.K.) Limited	United Kingdom
ACI Worldwide (Japan) K.K.	Japan
ACI Worldwide (MA), Inc.	Delaware
Applied Communications Inc. U.K. Holding Limited	United Kingdom
Applied Communications Inc. (CIS) Limited	United Kingdom
ACI Worldwide (EMEA) Limited	United Kingdom
ACI Worldwide (Norway) A.S.	Norway
ACI Worldwide (South Africa) (Pty.) Ltd.	South Africa
ACI Worldwide Cornastone (Pty.) Ltd.	South Africa
ACI Worldwide (Italia) S.R.L.	Italy
ACI Worldwide (Nordic) AB	Sweden
ACI Worldwide France S.A.R.L.	France
ACI Monetique SAS.	France
ACI Worldwide Iberica, S.L.	Spain
ACI Soluciones, S.L.	Spain
ACI Worldwide (Hellas) EPE	Greece
Applied Communications Holding GmbH	Germany
Applied Communications Verwaltungs GmbH	Germany
ACI Worldwide (Germany) GmbH & Co. KG	Germany
eps Electronic Payment Systems AG	Germany
eps Electronic Systems Schweiz GmbH	Switzerland
eps Prepaid GmbH	Germany
Electronic Payment Systems Limited	United Kingdom
eps NZ Limited	New Zealand
Applied Communications Worldwide (UK) Ltd.	United Kingdom
SCIL (USA) Inc.	New York
ACI Worldwide B.V.	Netherlands
Visual WEB Solutions Pvt. Ltd.	India
ACI Worldwide Philippine Islands Inc.	Philippines

QuickLinks

  Exhibit 21.01
SUBSIDIARIES OF THE REGISTRANT